UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 3/3/06

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities

On March 3, 2006, Star Scientific, Inc. (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “Agreement”) with an existing shareholder (the “Investor”) whereby the Company has sold to the Investor, for an aggregate purchase price of $6,000,000, a total of 2,000,000 (the “Shares”) shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”) and a warrant, at an exercise price of $3.00 per share, to purchase an additional 2,000,000 shares of Common Stock by June 30, 2007 (the “Warrant”). The aggregate purchase price of $6,000,000 will consist of $600,000 payable upon signing the Agreement and $5,400,000 payable pursuant to a promissory note (the “Note”) between the Investor and the Company entered into simultaneously with the Agreement. Under the terms of the Note, the Investor will pay the Company three installments of $600,000 each on April 1, May 1, and June 1, 2006, and make a final payment of $3,600,000 on June 15, 2006. The Note is full recourse and secured by a pledge of the Shares, and carries no interest. While the issuance of the Shares and the Warrant was pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, the Company plans to file a registration statement with respect to the resale of the Shares and the Common Stock issuable upon exercise of the Warrant. The Company intends to use the proceeds from the sale of the Shares and the Warrants to service its obligations to Brown & Williamson Tobacco Corporation (“B&W”) under a Restated Master Agreement dated April 25, 2001, and an outstanding account payable that amounted to approximately $5.0 million as of December 31, 2005. As a result of the combination of B&W and R.J. Reynolds Tobacco Company’s U.S. assets and operations in 2004, the payments on these obligations are being made to R.J. Reynolds Tobacco Company.

The Company’s Common Stock is traded on the Nasdaq National Market under the symbol “STSI”. On March 2, 2006, the last reported sale price of the Common Stock was $2.57 per share.

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Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

10.1	Securities Purchase and Registration Rights Agreement, dated as of March 3, 2006, between the Company and Joseph L. Schwarz.

10.2	Common Stock Purchase Warrant, dated as of March 3, 2006, between the Company and Joseph L. Schwarz.

10.3	Promissory Note, dated as of March 3, 2006, between the Company and Joseph L. Schwarz.

10.4	Pledge Agreement, dated as of March 3, 2006, between the Company and Joseph L. Schwarz.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: March 7, 2006	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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